Calculation of Filing Fee Tables
S-3
AGNC Investment Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Depositary Shares, each 1/1000th interest in a share of 8.75% Series H Fixed-Rate Cumulative Redeemable Preferred Stock	457(r)	13,800,000	$ 25.00	$ 345,000,000.00	0.0001531	$ 52,819.50
Fees Previously Paid	2	Equity	8.75% Series H Fixed-Rate Cumulative Redeemable Preferred Stock	457(r)	13,800		$ 0.00		$ 0.00
Fees Previously Paid	3	Equity	Common Stock, par value $0.01 per share	457(r)	70,696,710		$ 0.00		$ 0.00
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 345,000,000.00		$ 52,819.50
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 52,819.50
The prospectus is a final prospectus for the related offering.
Offering Note
[1]	This registration table shall be deemed to update the Calculation of Registration Fee in the Registration Statement of AGNC Investment Corp. (the Registrant) on Form S-3ASR (File No. 333-279249) filed on May 9, 2024 in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933. Amount Registered and Amount of Registration Fee include additional shares that the underwriters may purchase to cover overallotments, if any.

[2]	Because no separate consideration will be received by the registrant for the Series H Preferred Stock, no registration fee is required with respect to these securities.

[3]	Represents the maximum number of shares of common stock that could be issuable upon conversion of the Series H Preferred Stock based on the exchange cap, as described in the prospectus supplement, and assuming the full exercise of the underwriters' option to purchase additional depositary shares.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A